 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): July 31, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
As previously disclosed by Wheels Up Experience Inc. (the “Company”) in filings with the U.S. Securities and Exchange Commission (“SEC”), the Company is party to a Credit Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of November 13, 2024, as further amended by Amendment No. 3 thereto, dated as of April 30, 2025, and as further amended by Amendment No. 4 thereto, dated as of May 29, 2026, the “Existing 2023 Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors (collectively with the Company, the “Loan Parties”), the lenders from time to time party thereto, and U.S. Bank Trust Company, N.A., as administrative agent for the lenders and as collateral agent for the secured parties (the “Agent”), which provides for a term loan facility in the aggregate original principal amount of $390.0 million that was fully funded as of November 15, 2023, and commitments for a revolving loan facility provided by Delta Air Lines, Inc. (“Delta”) in the aggregate original principal amount of $100.0 million (the “2023 Revolving Credit Facility”).
On July 31, 2026 (the “Amendment Date”), the Company entered into Amendment No. 5 to Credit Agreement (the “Credit Agreement Amendment” and, together with the Existing 2023 Credit Agreement, the “2023 Credit Agreement”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, Delta and the Agent, pursuant to which, among other things, Delta extended the period during which the 2023 Revolving Credit Facility will continue to be available to be drawn by two additional years, to September 20, 2028. The Credit Agreement Amendment did not amend the amount of Delta’s $100.0 million commitment under the 2023 Revolving Credit Facility or any of the events of default or covenants, collateral provisions, terms related to existing borrowings and repayments, or amounts borrowed or existing commitment amounts under the 2023 Credit Agreement.
As of the Amendment Date: (i) Delta beneficially owned approximately 36.3% of the outstanding shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company’s stockholders that are held by Delta will be neutral shares with respect to voting rights; and (ii) Delta was a lender under the 2023 Credit Agreement and certain other debt obligations of the Company, and was a party to certain other agreements concerning the governance of the Company and certain commercial arrangements, as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2026, and in Items 1.01 and 2.03 of each of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2026 and Current Report on Form 8-K filed with the SEC on June 1, 2026. The Credit Agreement Amendment and the transactions contemplated thereby involving Delta were unanimously approved by the disinterested, independent members of the Company’s Board of Directors.
The preceding description of the Credit Agreement Amendment is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.
Item 2.02    Results of Operations and Financial Condition.
On August 4, 2026, the Company issued a press release and investor letter announcing its financial results for the three months ended June 30, 2026. The full text of the press release and investor letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report and are incorporated by reference herein.
The information in Item 2.02 of this Current Report and Exhibits 99.1 and 99.2 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 with respect to the Credit Agreement Amendment is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*
Amendment No. 5 to Credit Agreement, dated as of July 31, 2026, by and among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, Delta Air Lines, Inc. and U.S. Bank Trust Company, N.A., not in its individual capacity but solely as administrative agent for the lenders

99.1**	Press Release, dated August 4, 2026 (Earnings Release)
99.2**	Investor Letter, dated August 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________
*    Filed herewith.
**    Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 4, 2026	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer